Stronger. Safer. Infrastructure.®

AEGION CORPORATION ANNOUNCES APPOINTMENT OF RHONDA GERMANY BALLINTYN TO BOARD OF DIRECTORS

St. Louis, MO – January 4, 2017 – Aegion Corporation (Nasdaq Global Select Market: AEGN) ("Aegion" or the "Company") today announced the appointment of Rhonda Germany Ballintyn to its Board of Directors. Ms. Germany Ballintyn brings more than 35 years of management, marketing and strategy experience to Aegion's Board. The addition of Ms. Germany Ballintyn increases the size of Aegion's Board of Directors from eight to nine. Ms. Germany Ballintyn also will serve on the Board's Strategic Planning and Finance Committee and Corporate Governance & Nominating Committee.



Ms. Germany Ballintyn, 60, has served as Corporate Vice President, Chief Strategy and Marketing Officer for Honeywell International Inc. (NYSE: HON) since November 2002. In such role, Ms. Germany Ballintyn works closely with senior leadership to develop strategic frameworks for Honeywell's growth initiatives worldwide. She also works closely with Country Managers globally to drive aggressive growth strategies, leads Honeywell's annual Strategic Planning process and promotes marketing functional excellence through several initiatives, including the Strategic Marketing Program.

Prior to Honeywell, Ms. Germany Ballintyn was with Booz, Allen & Hamilton, where she served as Vice President, Partner, Board Member and Member of the Board's Personnel Committee. Prior to Booz, Allen & Hamilton, she ran an independent consulting firm specializing in strategic planning. She also has held management positions at Chem Systems Inc. and Union Carbide. In her early career she held sales, field market development and marketing positions.

Ms. Germany Ballintyn earned a bachelor's degree in chemical engineering from the University of Michigan and an MBA in finance from the University of Connecticut.

In addition to serving on the Board of Directors of Aegion, Ms. Germany Ballintyn is a member of the Board of Directors of UMUC Ventures, a nonprofit holding company created by the University of Maryland University College to acquire, develop and sell new products and businesses generating revenues for the university.

Aegion's Chairman of the Board of Directors, Alfred L. Woods, commented, "Rhonda will be a valuable addition to our Board. Her 35+ years of management, marketing and strategy experience will result in meaningful contributions to our Board's strategic deliberations. She will also be a great asset to our talented and diverse Board."

"We look forward to benefitting from the insight that Rhonda can provide in helping us achieve our long-term strategic objectives," said Chuck Gordon, Aegion's President and Chief Executive Officer. "Rhonda's leadership at Honeywell International Inc., a multi-billion dollar company with a track record of execution excellence and substantial international operations, and her significant marketing and strategy experience will add a new dimension to our already diverse Board."

About Aegion Corporation

Aegion combines innovative technologies with market-leading expertise to maintain, rehabilitate and strengthen infrastructure around the world. Since 1971, the Company has played a pioneering role in finding transformational solutions to rehabilitate aging infrastructure, primarily pipelines in the wastewater, water, energy, mining and refining industries. Aegion also maintains the efficient operation of refineries and other industrial facilities and provides innovative solutions for the strengthening of buildings, bridges and other structures. Aegion is committed to Stronger. Safer. Infrastructure.® More information about Aegion can be found on our internet site at www.aegion.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Aegion's forward-looking statements in this news release represent its beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to Aegion and on management's beliefs, assumptions, estimates or projections and are not guarantees of future events or results. When used in this document, the words "anticipate," "estimate," "believe," "plan," "intend, "may," "will" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the "Risk Factors" section of Aegion's Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on February 29, 2016 and in the Company's subsequent filings with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking events may not occur. In addition, Aegion's actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, Aegion does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by Aegion from time to time in Aegion's filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by Aegion in this news release are qualified by these cautionary statements.

Aegion® and the Aegion® logo are the registered trademarks of Aegion Corporation and its affiliates.

For more information, contact:

David F. Morris
Executive Vice President and Chief Administrative Officer
636-530-8000